Form N-SAR,
Sub-Item 77Q1(a)
Copies of any material
amendments
to the registrant's charter
Nuveen Senior Income Fund -
333-80867, 811-06383


On May 26, 2000, under Conformed
Submission
Type 497, accession number,
0000950137-00-002595,
a copy of the Statement Establishing
and Fixing
the Rights and Preferences of
Taxable Auctioned
Preferred Shares, considered to be
an
amendment to the Declaration of
Trust of
the above-referenced fund, was filed
with
the SEC and is herein incorporated
by reference
as an exhibit to the Sub-Item 77Q1(a)
of Form N-SAR.
See <PAGES> 94 - 128 of the
filing.